                                                                  Exhibit 10.20*


The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.


                              DEVELOPMENT AGREEMENT

      This DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into this 12 day of April, 2000, by and among MEDTRONIC, INC. ("MEDTRONIC"), a Minnesota corporation with offices at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, and Wilson Greatbatch, Ltd. Located at 10,000 Wehrle Drive in Clarence, New York ("WGL").

      WITNESSETH:

      WHEREAS, MEDTRONIC has developed expertise and intellectual property in the field of implantable medical devices and external devices used to treat arrhythmias; and

      WHEREAS, WGL has developed expertise and intellectual property with batteries and tantalum capacitors for use in implantable devices; and

      WHEREAS, MEDTRONIC and WGL desire to enter in this Development Agreement whereby WGL will develop custom tantalum capacitors for use in Medtronic devices upon the terms and conditions set forth in this Agreement; and

      WHEREAS, if development of die tantalum capacitors is successful, WGL would agree to manufacture and supply the tantalum capacitors to Medtronic under a separate agreement; and

      WHEREAS, MEDTRONIC and WGL desire to work together to develop the technology for suitable application for MEDTRONIC implantable devices;

      AGREEMENTS:

      NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration described herein, the receipt and adequacy of which is hereby acknowleged, the parties mutually agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1) Specific Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Affiliate" of any entity means any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. "Control" shall mean owning more than fifty percent (50%) of the total voting power of the entity.

      "Agreement" means this Agreement and all Appendices hereto.

      "Confidential Information" means know-how, trade secrets, and unpublished information disclosed by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information which:

            (a) was already in the possession of receiving party prior to its receipt from the disclosing party, provided that whenever relying on this paragraph for any reason, the receiving party shall, if requested, promptly provide the disclosing party with reasonable documentary proof thereof;

            (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

            (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of the receiving party's knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality with respect thereto;

            (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis; or

            (e) is independently developed by employees or consultants of the receiving party without the use or knowledge of any Confidential Information of the disclosing party.

      All Confidential Information disclosed by one party to the other under this Agreement, insofar as practicable, shall ultimately be in writing and bear a legend "Company Proprietary", "Company Confidential" or words of similar import. Accordingly, all Confidential Information disclosed in any manner other than writing shall, insofar as practicable, be preceded by an oral statement indicating that the information is Company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days.

      "Design Qualification" means the satisfactory electrical, mechanical, stress and life-testing of selected test vehicle for tantalum capacitors. The criteria for evaluating these lots will include that listed in Appendix B.

      "Design Specification" means the complete electrical, chemical, mechanical shape (including terminal locations) and other specifications, taken as a whole, developed and delivered to Medtronic for a WGL Capacitors under this Agreement.

      "Exclusive Field of Use" means implantable and external medical devices, including without limitation portable electrically active medical devices used in connection with any cardiovascular systems of the human body.

      "Intellectual Property" means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefore; copyrights and copyright registrations and applications; inventions, formulas, drawings, designs, models, computer programs and software; and all license rights in or to any of the foregoing.

      "MEDTRONIC" means MEDTRONIC, INC. and its Affiliates.

      "MEDTRONIC Products" means any products designed and/or manufactured by MEDTRONIC, which incorporates the WGL Capacitor, which is intended for commercial sale in the Exclusive Field of Use.

      "WGL" means WGL and its Affiliates.

      "Phase" means the stages of development between the major milestones as specified in a Statement of Work.

      "Prototype" means a prototype WGL Capacitor supplied to MEDTRONIC for evaluation purposes. Prototypes will be supplied at the quantities listed in Appendix A and shall be included as deliverables under Phase I.

      "Statement of Work" means the mutually agreed upon and written description of the development process for a Prototype and shall include a description of each Phase and a designation of the parties' respective responsibilities for the performance of such Phases including a schedule of payments and such other details as the pasties may agree in writing. The Statement of Work for Phase I is attached as Appendix A.

      "WGL Capacitor" means a tantalum capacitor developed specifically for Medtronic under the terms and conditions set forth in this Agreement.

                                    ARTICLE 2
                                   DEVELOPMENT

      2.1) Statement of Work.

            (a) Development will be conducted under this Agreement in two Phases. Appendix A contains the Statement of Work for Phase I and the deliverables due under Phase I. MEDTRONIC and WGL will use reasonable efforts to perform their respective activities under the agreed upon Phases of development within the timeframes and budget specified in the Statement of Work and an accordance with the general allocation of roles and responsibilities applicable to each party as set forth in the Statement of Work. Any changes to the Statement of Work and the allocation of roles and responsibilities will require mutual written agreement by the parties.

            b) If the scope of any mutually agreed upon development project changes so as to materially change the costs or length of time necessary to complete any Phase, the parties shall negotiate in good faith to adjust the Statement of Work, prospective schedules and budgets included therein accordingly. The parties shall cooperate in good faith to minimize development costs to the extent reasonably practical.

            (c) The parties shall periodically but no less than quarterly provide each other with a report setting forth a summary of the work performed by that party under the current Phase.

      2.2) Phase I.

            (a) During Phase I, WGL will provide Prototypes for the evaluation of WGL tantalum capacitor technology. WGL Tantalum capacitor performance, reliability and life test data and reports will be provided to MEDTRONIC to supplement this evaluation. WGL will also provide engineering support and otherwise assist MEDTRONIC as needed and agreed to by WGL in the development of a Tantalum capacitor Design Specification. The Prototypes supplied under Phase I may not necessarily represent the final shape or size of the WGL Capacitors which will ultimately be used in Medtronic Products. Prototypes provided under Phase I will be used to test and assess the long term performance of the WGL Capacitors which must meet specified Design Qualification requirements. WGL will arrange for MEDTRONIC's reasonable access to WGL's technical employees and non-production facilities for the purposes of discussing, reviewing and understanding the technology, design and manufacturing process and of evaluating Prototypes under Phase I. Prototypes will be supplied by WGL in the quantities listed in the Statement of Work.

            (b) During Phase I, MEDTRONIC will evaluate and assess the performance characteristics of Prototypes including but not limited to:
      (a) life testing, (b) stability, (c) reliability, (d) consistency, (e) manufacturing reproducibility, (f) yield performance and (g) all applicable physical and electrical attributes. At the conclusion of Phase I, MEDTRONIC shall have the option, in its discretion, to continue further development under Phase II. If MEDTRONIC elects not to proceed with further development, this Agreement shall automatically terminate, subject to the provisions of Section 6.3 and the other sections of this Agreement referred to therein. In addition, Medtronic shall be entitled to exclusive rights to purchase the exact mechanical design (including termination) of the design specification for the WGL Capacitor for three (3) years from date of this agreement.

      2.3) Phase II.

      (a) If MEDTRONIC elects, in its sole discretion, to continue development under Phase II, WGL will assist MEDTRONIC in incorporating and integrating the WGL Capacitor, into a Medtronic Product. The milestone for Phase II will require the delivery by way of custom designed WGL Capacitors which will meet Design Qualification requirements and be of implantable grade. WGL will provide Medtronic with long term test data which will be used to determine whether the Design Specification and Prototypes meet the agreed upon specifications.

            (b) If MEDTRONIC elects to continue development under Phase II, the parties will mutually agree to a Statement of Work for Phase II which includes the respective responsibilities of the parties, target dates for achievement of established milestones, a budget showing estimated costs to be incurred.

      2.4) Access to Technical Data. WGL will provide MEDTRONIC with reasonable access to all WGL's technical data, design libraries, mask works, reliability and life testing data and such other technical data and processes sufficient to allow MEDTRONIC to conduct its evaluation and as appropriate to incorporate the WGL Capacitors into Medtronic Products. All information provided by WGL to Medtronic or by Medtronic to WGL will remain the sole property of its provider as stated in Article 7, paragraph 2.

                                    ARTICLE 3
                                    PAYMENTS

      3.1) Payments. MEDTRONIC will make payments to WGL/ pursuant to the following terms and schedule:

            (a) Under Phase I, Medtronic shall pay WGL * which will be paid in accordance with the schedule set forth in Appendix A.

            (b) If, at the conclusion of Phase I, MEDTRONIC elects to proceed with Phase II of the development MEDTRONIC shall pay WGL * pursuant to the budget and schedule agreed upon by the Parties.

                                    ARTICLE 4
                              SUPPLY OF CAPACITORS

      4.1) Upon MEDTRONIC's acceptance of WGL Capacitors developed during Phase One and Two, WGL will supply WGL Capacitors to MFDTRONIC which meet the agreed upon specifications pursuant to a definitive supply agreement, which will be negotiated by Medtronic and WGL during Phase II and executed by the Parties upon Medtronic's acceptance of the Phase II WGL Capacitors. The supply agreement negotiated in Phase II will (a) require Medtronic to purchase its entire annual requirements for tantalum capacitors from WGL, (b) will be similar in form and content to the supply agreements for silver vanadium oxide batteries currently in effect between WGL and Medtronic and (c) will contain the usual and customary provisions typical in supply agreements of this type, except the parties agree the supply agreement will not include excluding language related to license of technology, provisions for purchase quotas, manufacturing fees, minimum purchase requirements, or advance fees to maintain inventory. The parties do not anticipate the agreement will include any license to Medtronic of WGL intellectual property except to the extent such rights to Intellectual Property are required in order to permit Medtronic to incorporate the WGL Capacitor into Medtronic Product for sale and distribution, and other information specific to the design or manufacture of non-capacitor technology. Pricing for WGL Capacitors will be as stated in the Price List attached as Appendix C.

      4.2) MEDTRONIC Exclusivity. WGL will not, without the prior written consent of MEDTRONIC, supply, sell, transfer or otherwise dispose of capacitors to any third party for use in the Exclusive Field of Use that have specifications that are identical to the mechanical portion (including the terminal locations) of the Design Specifications for any WGL Capacitor developed by WGL for Medtronic under this Agreement.

      4.3) MEDTRONIC will be responsible for submitting documentation with appropriate Regulatory authorities. WGL agrees that it will cooperate with MEDTRONIC as necessary in the application process to assist in obtaining appropriate regulatory approval.

      4.4) WGL acknowledges that maintaining continuity of supply once the WGL Capacitors have been incorporated into a Medtronic product is of critical importance. Therefore, effective beginning on the date Medtronic issues its first non cancelable Purchase Order for WGL Capacitors which has been accepted by WGL, at anytime thereafter WGL determines it wishes to exit the business of manufacturing tantalum capacitors, for any reason, it will first provide Medtronic with a 24 month written notice of WGL's intent to exit the tantalum capacitor business. During the 24 month notice period, Medtronic shall be permitted to purchase its required volume of WGL Capacitors at the then current price therefore. At the end of the 24 month notice period, Medtronic shall be permitted a last time buy sufficient to cover an additional 12 month period at the then existing purchase volumes of WGL Capacitors, at the then current price therefore; provided however, that WGL shall not be required to provide WGL Capacitors to Medtronic pursuant to this provision in an amount or with lead times or delivery schedules different in any material way from the number, lead times and delivery schedule over the prior 12 months immediately prior to its 24 month notice.

      4.5) Effective beginning on the date that Medtronic issues its first non cancelable Purchase Order for WGL Capacitors which has been accepted by WGL, in the event the business of WGL is sold or purchased in part or in whole by a third party, but excluding, however (A) any public offering of stock and (B) any private placement of stock not involving the acquisition of 50% or more of the outstanding voting securities (on a fully-diluted basis) by WGL or the parent company of WGL, then WGL shall ensure that any such sale or purchase of its business by a third party buyer ("Buyer") is contingent upon the Buyer of WGL's business maintaining continued supply of WGL Capacitors to Medtronic pursuant to the terms and subject to the conditions of this Section 4.5. In that regard, WGL shall ensure that any such Buyer will be required to supply WGL Capacitors to Medtronic in accordance with the following provisions: (a) the prices and other terms and conditions of sale set forth in the definitive supply agreement contemplated by Section 4.1, including any price increases permitted thereby, shall continue to apply to all WGL Capacitors sold to Medtronic; (b) if at any time after this Section 4.5 becomes applicable a Buyer determines that it wishes either (i) to terminate its sales of WGL Capacitors to Medtronic or (ii) to exit the business of manufacturing tantalum capacitors, for any reason ("Termination Decision"), then it will first provide Medtronic with a 36 month written notice of such Termination Decision; and (c) WGL or such buyer shall not be required to provide WGL Capacitors to Medtronic pursuant to this Section 4.5 in any amount or with lead times or delivery schedules different in any material way from the number, lead times and delivery schedule over the prior 12 months immediately prior to its Termination Decision notice. Following such 36 month notice period, Medtronic shall be permitted to continue to purchase its required volume of WGLS Capacitors for an additional period of 24 months. At the end of the 24 month period, Medtronic shall be permitted a last time buy sufficient to cover an additional 12 month period at the then existing purchase volumes of WGL Capacitors. The definitive supply agreement contemplated by Section 4.1 shall include provisions consistent with this Section 4.5.

                                    ARTICLE 5
                              INTELLECTUAL PROPERTY

      5.1) Ownership of Inventions. All Intellectual Property of MEDTRONIC existing on the Effective Date, any Inventions developed solely by employees of, or non-WGL consultants working for, MEDTRONIC in the course of any Statement of Work, shall be and remain the property of MEDTRONIC and WGL shall not acquire any rights therein. Except for the rights granted to MEDTRONIC herein, all Intellectual Property of WGL existing on the Effective Date, and any Inventions developed solely by employees of, or consultant, working for, WGL in the course of any Statement of Work, shall be the property of WGL, and MEDTRONIC, shall not acquire any rights therein.

      5.2) No Assurance. Neither WGL nor MEDTRONIC make any representation or warranty that a WGL Capacitor suitable for use in implantable products can or will be developed satisfactorily for sale. MEDTRONIC will engage in such research, development, marketing and sales activities concerning capacitors as MEDTRONIC deems appropriate in its sole commercial judgment. WGL, and MEDTRONIC acknowledge that MEDTRONIC and its Affiliates are and will continue to be engaged in developing and exploiting technologies, processes and products which are similar to or competitive with WGL's products; nothing herein will limit MEDTRONIC or its Affiliates from continuing to develop or exploit for

MEDTRONIC's benefit such technologies, processes or products without obligation to WGL except as set forth herein.

                                    ARTICLE 6
                                   TERMINATION

      6.1. MEDTRONIC Option to Terminate.

            (a) Evaluation/Development Plan. MEDTRONIC may terminate this Agreement at any time in its discretion during Phases I and II. If MEDTRONIC elects to terminate the development at the conclusion of Phase I or II MEDTRONIC will be only obligated to pay for WGL's assistance as provided for herein prior and the payments otherwise due up to the date of termination. In addition, Meditronic shall be entitled to exclusive rights to purchase the exact mechanical design (including termination) of the design specification for the WGL Capacitor for three (3) years from date of this agreement.

      6.2) Termination. Notwithstanding the provisions of Section 6.1 above, this Agreement may be terminated in its entirety (including all uncompleted Statements of Work) or with respect to any one or more specified Statements of Work in accordance with the following provisions:

            (a) by written notice from WGL to MEDTRONIC in the event of (i) a breach of any material term of this Agreement by MEDTRONIC that is not cured within ninety (90) calendar days after receipt by MEDTRONIC of written notice from WGL specifying the nature of and basis for the asserted breach, provided that if such breach cannot reasonably be cured within ninety (90) days, such breach shall be deemed cured if MEDTRONIC commences to cure such breach within such ninety (90) day period and diligently thereafter prosecutes such cure, or (ii) the commencement by or against MEDTRONIC of any bankruptcy, insolvency or reorganization proceeding which has not been dismissed within ninety (90) days after commencement;

            (b) by WGL for nonpayment by Medtronic of any amounts due under this Agreement after 10 days written notice from WGL.

            (c) by written notice from MEDTRONIC to WGL in the event of (i) a breach of any material term of this Agreement by WGL that is not cured within ninety (90) calendar days after receipt by WGL of written notice from MEDTRONIC specifying the nature of and basis for the assorted breach, provided that if such breach cannot reasonably be cured within ninety (90) days, such breach shall be deemed cured if WGL commences to cure such breach within such ninety (90) day period and diligently prosecutes such cure, or (ii) the commencement by or against WGL of any bankruptcy, insolvency or reorganization proceeding which has not been dismissed within ninety (90) days after commencement.

            (d) by written notice from either party to the other party (which notice shall be effective upon dispatch), in the event that such other party becomes insolvent, makes assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business: or

            (e) by written notice from either party to the other party should such other party's performance be suspended by an event of Force Majeure for more than one hundred eighty (180) consecutive days.

      6.3) Rights and Obligations on Termination. In the event of termination of this Agreement in its entirety or with respect to any one or more specified Statements of Work for any reason, the parties shall have the following rights and obligations:

            (a) Termination shall not release either party from the obligation to make payment of all amounts due and payable with respect to work performed and the deliverables otherwise, due prior to such termination;

            (b) Upon termination of this Agreement and all Statements of Work hereunder, each party will within thirty (30) days return to the other all tangible Confidential Information of the other party (except one copy which may be retained by legal counsel solely for evidentiary purposes in the event of a dispute), and each party will deliver to the other a copy of any documentation in its possession or control; and

            (c) in addition to the foregoing, the provisions of Articles 5,7 and 8 (and any definitions related thereto set forth in Article 1) shall survive the termination of this Agreement for any reason whatsoever.

                                    ARTICLE 7
                                 CONFIDENTIALITY

      7.1) Protection of Confidential Information. Each party acknowledges that the other party claims its trade secrets and other Confidential Information as special, valuable and unique assets. During the Restricted Period, for itself and on behalf of its officers, directors, agents and employees, each party agrees to the following;

            (a) Each receiving party will not disclose Confidential Information to any third party or disclose to an employee unless such third party or employee has a need to know such Confidential Information in order to enable the disclosing party to exercise its rights or perform its obligations under this Agreement. Each party will use the Confidential Information of the other party only for the purposes of exercising its rights or fulfilling its obligations under this Agreement and will not otherwise use it for its own benefit. In no event shall the receiving party use less than the same degree of care to protect the Confidential Information as it would employ with respect to its own information of like importance which it does not desire to have published or disseminated.

            (b) If the receiving party faces legal action or is subject to legal proceedings requiring disclosure of Confidential Information, then, prior to disclosing any such Confidential Information, the receiving party shall promptly notify the disclosing party and, upon the disclosing party's request, shall cooperate with the disclosing party in contesting such request.

            (c) For purposes hereof, the term "Restricted Period" means (i) in the case of the trade secrets of a disclosing party, in perpetuity, subject to the exceptions contained in the definition of Confidential Information contained in Article 1 and (ii) in the case of other Confidential Information of a disclosing party, during the term of this Agreement and for six (6) subject to the defined exceptions.

      7.2) Return of Confidential Information. All information furnished under this Agreement shall remain the property of the disclosing party and shall be returned to it or destroyed or purged promptly at the request of the disclosing party upon termination of this Agreement provided, however, that either party may retain Confidential Information as reasonably necessary to fulfill its obligations under this Agreement or any executed supply agreement for the supply of WGL Capacitors and (b) retain a copy of the Confidential Information for evidentiary purposes only. All other documentation, memoranda, notes and other tangible embodiments whatsoever prepared by the receiving party based on or which includes Confidential Information shall by destroyed to the extent necessary to remove all such Confidential Information upon the disclosing party's request. Upon request, an authorized officer of the receiving party shall confirm all destruction required pursuant to this Section in writing to the disclosing party.

      7.3) Public Announcements. Notwithstanding anything to the contrary contained in this Agreement, neither party may initiate or make any public announcement or other disclosure concerning the terms and conditions of the subject matter of this Agreement to any third party without the prior written approval of the other party except as may be required by law or regulatory agency.

                                    ARTICLE 8
                         ALTERNATIVE DISPUTE RESOLUTION

      8.1) Arbitration. Except as set forth in Section 8.3, all claims, disputes, controversies, and other matters in question arising out of or relating to this Agreement or to an alleged breach thereof shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

      8.2) Procedural Matters.

            (a) Any arbitration shall be conducted in Minneapolis, Minnesota if requested by WGL and in Buffalo, New York if requested by Medtronic. In any dispute involving a claim in excess of $100,000, three arbitrators shall be employed. Absent a showing of good cause, the hearing shall be conducted within ninety (90) days from the service of the statement of claim. All proceedings shall be governed by the Federal Arbitration Act.

            (b) Each party shall bear the expense of its own attorneys, experts and out of pocket costs as well as fifty percent (50%) of the expense of administration and arbitrator fees.

            (c) The parties hereby WAIVE THE RIGHT TO SEEK OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES unless the arbitrator(s) or a court of competent jurisdiction determines that this limitation, under the circumstances, is unconscionable or violates public policy.

            (d) Deposition, other than those taken in lieu of live testimony, shall not be taken except upon the arbitrator(s) finding of special need. Parties shall be entitled to conduct document discovery in accordance with a procedure where responses to information request shall be made within twenty (20) days from their receipt.

      8.3) Injunctive Relief. Either party shall be entitled to pursue injunctive and other remedies for emergency judicial relief in any court of competent jurisdiction, including but not limited to an action to enforce Sections 4.4 and 4.5, Articles 5 and 7, except that immediately following the preliminary adjudication of such request for emergency relief, the parties hereby consent to a stay of the judicial proceedings pending a determination of the dispute on the merits by arbitration as herein provided. WGL expressly agrees that if the provisions of Section 4.4 or 4.5 are breached, Medtronic may suffer irreparable harm and that Medtronic shall be entitled to seek injunctive or other appropriate equitable relief to prevent any such breach or harm.

                                    ARTICLE 9
                                OTHER PROVISIONS

      9.1) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or permitted assigns of the parties hereto. The rights and obligations of WGL herein may not be assigned. The rights and obligations of WGL and MEDTRONIC herein may not be assigned except to an Affiliate of WGL or MEDTRONIC, as the case may be, or to any person who succeeds to substantially all of that portion of WGL's or MEDTRONIC's business to which this Agreement relates.

      9.2) Complete Agreement. Any Appendices to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous proposals or agreements, oral or written, and all negotiations, Conversations or discussions heretofore had between the parties related to the subject matter of such agreements.

      9.3) Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, nor may any waiver, permit, consent or approval of any kind or character on the part of any party be effective against such party, other than by a written instrument signed by the party against whom enforcement of such amendment, waiver, discharge, termination, permit, consent or approval is sought and expressly stating the extent to which such instrument shall be an amendment, waiver, discharge, termination, permit, consent or approval relating to this Agreement.

      9.4) Notices. All notices or other communications to a party required or permitted hereunder shall be in writing in the English language and shall be delivered personally or by telecopy to such party (or, in the case of an entity, to an executive officer of such party) or shall be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to MEDTRONIC to:

      Medtronic, Inc.
      Corporate Center
      7000 Central Avenue N.E.
      Minneapolis, Minnesota 55432
      Attention:

      Telecopy Number: (612)

if to WGL, to:

      Wilson Greatbatch Ltd.
      10,000 Wehrle Drive
      Clarence, NY 14031
      Attention: Chairman

      Telecopy Number: (716) 759-5672

      Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

      9.5) Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use all reasonable efforts to cause a mutually agreeable release or announcement to be issued. Except as otherwise required by law or applicable stock exchange regulations, neither party will publicly or privately disclose or divulge other than to its employees (who shall be required to hold such information in confidence) any provisions of this Agreement or the transactions contemplated hereby without the other party's written consent.

      9.6) Expenses. Each party hereto shall pay its own expenses incident to the negotiations and preparation of this Agreement and the consummation of the transactions provided for herein.

      9.7) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, United States of America, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

      9.8) Titles and Headings; Construction. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

      9.9) Benefit Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.10) Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create the relationship of a partnership or joint venture or of any association or relationship between the parties. MEDTRONIC and WGL acknowledge that, except as expressly provided in this Agreement they do not have the authority to make and shall not make any representation to any third party, either directly or indirectly, indicating that they have the authority to act for or on behalf of the other party or to obligate the other party in any manner whatsoever.


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

      9.11) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, as of the day and year first above written.

MEDTRONIC, INC.                         WILSON GREATBATCH, LTD.


By                                      By /s/ Richard W. Mott
  ---------------------------------       --------------------------------------

Title                                   Title Group Vice President
     ------------------------------          -----------------------------------

Date:                                   Date: April 12, 2000
     ------------------------------          -----------------------------------


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